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                               Exhibit (23)
                               ComEd Funding,LLC
                               Form 10-K File No. 333-60907



          CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
         -------------------------------------------



     As independent public accountants, we hereby consent to the incorporation of our report dated March 29, 1999, included in this Form 10-K, into ComEd Funding,LLC's previously filed prospectus dated December 31, 1998, constituting part of Form S-3 Registration Statement File No.
333-60907 (relating to Transitional Funding Trust Notes of
ComEd Transitional Funding Trust).






                                        ARTHUR ANDERSEN LLP



Chicago, Illinois
March 31, 1999